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                         PENNSYLVANIA ENTERPRISES, INC.

                      -----------------------------------


                            Dividend Reinvestment and

                               Stock Purchase Plan

                      ===================================

                                1,200,000 Shares

                                  Common Stock



                                   PROSPECTUS
                                   ----------












                                 March 20, 1997





                ===============================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          The following table sets forth all expenses payable by the Company in connection with the sale of the Common Stock being registered:


      Registration fee                                             $    1,034.29
      Printing expenses                                                 5,000.00
      Legal fees and expenses                                           2,500.00
      Accounting fees and expenses                                      2,000.00
      Miscellaneous                                                     1,000.00
                                                                      ----------

               Total                                               $   11,534.29
                                                                      ==========


Item 15.  Indemnification of Directors and Officers

          Sections  1741 through 1750 of  Subchapter D of Chapter 17 of the PBCL
contain,  among  other  things,   provisions  for  mandatory  and  discretionary
indemnification of a corporation's directors, officers and other personnel.

          Under  Section  1741,  unless  otherwise  limited  by its  by-laws,  a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), to which any of them is a party or threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 1742 provides for indemnification with respect to derivative and corporate actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 with respect to any claim, issue or matter as to which a director or officer has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a director or officer is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

          Section 1743 provides that indemnification against expenses is mandatory to the extent that the director or officer has been successful on the merits or otherwise in defense of any such action or proceeding referred to in
Section 1741 or 1742.

          Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that indemnification of directors and officers is proper because the director or officer met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel or by the shareholders.

          Section 1745 provides that expenses incurred by a director or officer in defending any action or proceeding referred to in the Subchapter may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

          Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by the Subchapter shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

          Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under this Subchapter of the PBCL.

          Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in the Subchapter to successor corporations resulting from consolidation, merger or division and to service as a representative of such corporations or of employee benefit plans.

          Section 1750 provides that the indemnification and advancement of expenses granted pursuant to this Subchapter, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representatives of that person.

          Article II, Section 15 of the Company's By-Laws, provides that to the fullest extent that the PBCL permits elimination or limitation of the liability of directors, no director shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director.

          Article VII, Section 1 of the Company's By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the PBCL. Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time designates such person as being entitled to the benefits of such indemnity.

          The Company has purchased director and officer liability insurance for its directors and officers.

Item 16.  Exhibits

          The  following   exhibits  are  filed  herewith  or   incorporated  by
reference. The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.


4-1       Dividend Reinvestment and Stock Purchase Plan (see Prospectus).

4-2 Restated Articles of Incorporation of the Company, as amended -- filed as Exhibit 4-1 to the Company's Registration Statement No. 333-23645.

4-3       By-Laws of the  Company,  as amended and  restated -- filed as Exhibit
          3-2 to the  Company's  Annual  Report on Form 10-K for 1994,  File No.
          0-7812.

4-4       Rights  Agreement  dated as of April 26, 1995  between the Company and
          Chemical Bank, as Rights agent -- filed as Exhibit 4-1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March
          31, 1995, File No. 0-7812.

5-1       Opinion of Moses & Gelso, L.L.P.

23-1      Consent of Arthur Andersen LLP.

23-2      Consent of Moses & Gelso, L.L.P. (incorporated in Exhibit 5-1)


Item 17.  Undertakings

     (a)       The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by section  10(a)(3)
               of the Securities Act of 1933;

                   (ii) To  reflect  in  the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To  include  any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilkes-Barre, Commonwealth of Pennsylvania, on the 20th day of March, 1997.


                                    PENNSYLVANIA ENTERPRISES, INC.


                                     By:    /s/ John F. Kell, Jr.
                                        ----------------------------------------
                                           (John F. Kell, Jr.)
                                            Vice President, Financial Services


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         Signature                     Title                          Date
         ---------                     -----                          ----
(i) Principal Executive Officer:

    /s/ Thomas F. Karam            President, Chief               March 20, 1997
    -------------------------      Executive Officer and
   (Thomas F. Karam)               Director

(ii) Principal Financial and Accounting Officer:

    /s/ John F. Kell, Jr.          Vice President,                March 20, 1997
    -------------------------      Financial Services
   (John F. Kell, Jr.)


(iii) A Majority of the Board of Directors:

    /s/ Keneth L. Pollock          Chairman of the                March 20, 1997
    -------------------------      Board of Directors
   (Kenneth L. Pollock)


    /s/ William D. Davis           Vice Chairman of the           March 20, 1997
    -------------------------      Board of Directors
   (William D. Davis)


    /s/ Robert J. Keating          Director                       March 20, 1997
    -------------------------
   (Robert J. Keating)




    /s/ James A. Ross              Director                       March 20, 1997
    -------------------------
   (James A. Ross)


    /s/ John D. McCarthy           Director                       March 20, 1997
    -------------------------
   (John D. McCarthy)


    /s/ Ronald W. Simms            Director                       March 20, 1997
    -------------------------
   (Ronald W. Simms)


    /s/ Kenneth M. Pollock         Director                       March 20, 1997
    -------------------------
   (Kenneth M. Pollock)


    /s/ Paul R. Freeman            Director                       March 20, 1997
    -------------------------
   (Paul R. Freeman)


    /s/ John D. McCarthy, Jr.      Director                       March 20, 1997
    -------------------------
   (John D. McCarthy, Jr.)


    /s/ Richard A. Rose, Jr.       Director                       March 20, 1997
    -------------------------
   (Richard A. Rose, Jr.)


                                INDEX TO EXHIBITS
                                -----------------



Exhibit                                                            Sequentially
Number                       Description                           Numbered Page

4-1    Dividend   Reinvestment   and  Stock   Purchase   Plan  (see
       Prospectus).

4-2    Restated  Articles  of  Incorporation  of  the  Company,  as
       amended   --  filed  as   Exhibit   4-1  to  the   Company's
       Registration Statement No. 333-23645.

4-3    By-Laws of the Company,  as amended and restated -- filed as
       Exhibit 3-2 of the Company's  Annual Report on Form 10-K for
       1994, File No. 0-7812.

4-4    Rights  Agreement  dated as of April 26,  1995  between  the
       Company  and  Chemical  Bank,  as  Rights  Agent -- filed as
       Exhibit 4-1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, File No. 0-7812.

5-1    Opinion of Moses & Gelso, L.L.P.

23-1   Consent of Arthur Andersen LLP.

23-2   Consent of Moses & Gelso,  L.L.P.  (incorporated  in Exhibit
       5-1).
